EXHIBIT 99.16


                         [Letterhead of Hollinger]



                                   September 30, 1998

Toronto Dominion (New York), Inc.
31 West 52nd Street
New York, NY 10019

Attention:  Dan Kochav

Dear Sir:

          This will confirm the terms of our agreement to sell to you 391,482 Class A Common Shares of Hollinger International Inc. (the "Purchased Shares"). The Purchased Shares will be received by you either upon a direct transfer from Hollinger Inc. or a wholly-owned subsidiary thereof, the retraction by you of retractable common shares of Hollinger Inc. (the "Retractable Shares") transferred by The Ravelston Corporation Limited or a wholly-owned subsidiary thereof to you, and/or the conversion by you of Series D Preferred Shares of Hollinger International Inc. (the "Preferred Stock") transferred by Hollinger Inc. or a wholly-owned subsidiary thereof to you, as set out in the attached Schedule.


                                   TERMS

1.Price                            U.S. $13.88 per Purchased Share (or
                                   C$21.167 per Purchased Share) or
                                   U.S. $5,433,770.16 (or C$8,286,499.49)
                                   in aggregate to be paid as follows:

                                   (a)  C$6,197,731.75 in Canadian dollars
                                        to Hollinger Inc. for the account
                                        of The Ravelston Corporation
                                        Limited on September 30, 1998; and

                                   (b)  U.S. $1,369,683.77 to Hollinger
                                        Inc. on or about October 1, 1998.

2. Delivery of Share               Share certificate(s) for
   Certificates and                391,482 Purchased Shares will
   Registration Particulars        be delivered by 12:01 a.m. on
                                   October 1, 1998 registered as
                                   follows:

                                   Toronto Dominion (New York), Inc.
                                   31 West 52nd Street
                                   New York, NY 10019

                                   To the extent the Purchased Shares are
                                   to be delivered upon retraction of the
                                   Retractable Shares or exchange of the
                                   Preferred Stock, Hollinger Inc. will
                                   take such action, at its sole cost and
                                   expense, as may be necessary to cause
                                   such Purchased Shares to be timely
                                   delivered hereunder.

3.  Title to Shares                The Purchased Shares, Retractable Shares
                                   and Preferred Stock will be delivered to you free and clear of any charge, lien, security interest or other encumbrance of any nature.

4.  Condition                      Our respective obligations to complete
                                   the transaction are subject to execution by you and Hollinger International Inc.
                                   of a forward share purchase transaction
                                   by no later than the close of business
                                   on October 1, 1998.

5.  Validity                       The Purchased Shares, Retractable Shares
                                   and Preferred Stock will be duly
                                   authorized, validly issued, fully paid
                                   and non-assessable.

6.  Legality                       The transactions contemplated hereby,
                                   including the sale of the Purchased
                                   Shares, the Retractable Shares and the
                                   Preferred Stock to you and the
                                   retraction of the Retractable Shares and the exchange of the Preferred Stock for Purchased Shares, have been approved by all necessary corporate action on the part of Hollinger Inc. and Hollinger
                                   International Inc., will not breach or
                                   result in a default under any charter
                                   document of, or indenture, agreement or
                                   instrument binding on, Hollinger Inc. or Hollinger International Inc. and comply with all laws and regulations (including securities laws and regulations) applicable to Hollinger Inc. or
                                   Hollinger International Inc. This
                                   agreement constitutes a valid, binding
                                   and enforceable obligations of Hollinger
                                   Inc.

          Please confirm your agreement with the terms set out above by signing and returning to us a copy of this letter no later than 4:00 p.m. on September 30, 1998.

                                HOLLINGER INC.



                                By:  /s/ John A. Boultbee
                                   --------------------------
                                     John A. Boultbee


                                THE RAVELSTON CORPORATION
                                LIMITED



                                 By:  /s/ John A. Boultbee
                                    ---------------------------
                                      John A. Boultbee

Acceptance

The undersigned hereby confirms the agreement set out above on September 30, 1998.

TORONTO DOMINION (NEW YORK), INC.



/s/ Laurel A. Brian
---------------------------------------
Signature of Authorized Representative

                                  SCHEDULE



Transferor            Number, Issuer and Class     Number of Purchased Shares
                          of Shares                     resulting from
                                                      retraction/conversion
                                                        (if applicable)


 504468 N.B. Inc.      18,995 shares of Series D           129,957
                       Preferred Stock of
                       Hollinger International
                       Inc.

The Ravelston          348,775 retractable                 261,518
Corporation Limited    common shares of
                       Hollinger Inc.

Hollinger Inc.         Direct Transfer                           7